UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Thrivent Cash Management Trust

(Name of Registrant as Specified in Charter)

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IMPORTANT SHAREHOLDER INFORMATION

Within This Package You Will Find the Following:

•	Proxy Statement

•	Proxy card

The Board of Trustees (the “Board”) of Thrivent Cash Management Trust (the “Trust”) has unanimously approved the proposal regarding the election of Trustees of the Trust. The following questions and answers provide a brief overview of the items contained in the Proxy Statement. The Board encourages you to read the full text of the enclosed Proxy Statement carefully.

What am I being asked to vote on at the upcoming special meeting of shareholders to be held on August 14, 2015 (the “Special Meeting”)?

All shareholders of the Trust are asked to vote to elect Trustees to serve on the Board of Trustees of the Trust. The nominees include all nine of the current Trustees and one additional nominee. This proposal is discussed more fully in the Proxy Statement.

Why does the Board recommended that I vote in favor of the election of Trustees?

The Board recommends that you vote in favor of the Trustee nominees because the Board believes that the addition of the one non-incumbent Trustee nominee would benefit the Trust and its shareholders. The proposed non-incumbent Trustee has extensive investment management experience and would be able to provide meaningful oversight of the Trust’s operations and the investment adviser’s efforts to navigate the complexities of today’s financial markets and the evolution of the Trust’s business. In addition, the election of all Trustees at this time will allow the Board, in the future, to appoint additional Trustees to the Board within the requirements of the Investment Company Act of 1940. Currently, the Board cannot appoint additional Trustees to the Board, as more fully explained in the Proxy Statement, unless a certain percentage of Trustees has already been elected by shareholders. As the financial markets and regulatory framework in which the Trust operates evolve over time, different needs arise. In order to meet these changing needs, the Board wishes to be able to appoint Trustees with the expertise and experience to maintain, and even enhance, the strength of the Board’s oversight of the Trust’s operations.

Will my vote make a difference?

Yes! Your vote is needed to ensure that the proposal can be acted upon at the Special Meeting. Your immediate response will help save the costs of any further solicitation. We encourage you to participate in the governance of the Trust.

How can I vote?

Shareholders are invited to attend the Special Meeting and to vote in person. You may also vote by executing a proxy and sending it by mail. If you vote by mail, please indicate your voting instructions on the enclosed proxy card, date and sign the card, and return it to Thrivent Financial, c/o Jane Sholtz, 625 Fourth Avenue South, Minneapolis, Minnesota 55415.

Shareholders who execute proxies by mail may revoke them at any time prior to the Special Meeting by filing a written notice of revocation, by executing another proxy bearing a later date or by attending the Special Meeting, requesting return of any previously delivered voting instructions and voting in person. Attendance and voting at the Special Meeting will not by itself constitute a revocation of voting instructions.

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THRIVENT CASH MANAGEMENT TRUST

625 Fourth Avenue South

Minneapolis, Minnesota 55415

NOTICE OF SPECIAL MEETING

OF SHAREHOLDERS

to be Held on August 14, 2015

A Special Meeting of Shareholders (the “Special Meeting”) of Thrivent Cash Management Trust (the “Trust”) will be held at the Thrivent Financial building, 625 Fourth Avenue South, Minneapolis, Minnesota on August 14, 2015, at 9:45 a.m. Central Time for the following purposes:

1.	To elect Trustees of the Trust.

2.	To consider and act upon any matter related to the foregoing and to transact other business that may properly come before the Special Meeting and all adjournments.

The Board of Trustees of the Trust has fixed the close of business on June 16, 2015 as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting and all adjournments.

By Order of the Board of Trustees

Michael W. Kremenak

Secretary

Thrivent Cash Management Trust

Minneapolis, Minnesota

July 10, 2015

YOUR VOTE IS IMPORTANT

You can help avoid the necessity and expense of sending follow-up letters by promptly returning your voting instructions on the enclosed proxy card. If you are unable to be present in person, please mark, date, sign and return the proxy card.

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THRIVENT CASH MANAGEMENT TRUST

625 Fourth Avenue South

Minneapolis, Minnesota 55415

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Thrivent Cash Management Trust (the “Trust”) to be used at a Special Meeting of Shareholders and any adjournments (collectively, the “Special Meeting”) of the Trust to be held at the Thrivent Financial building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, on August 14, 2015, at 9:45 a.m. Central Time. This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and proxy card are first being mailed on or about July 10, 2015.

Proposal

This Proxy Statement details the upcoming election of the Trustee nominees by the shareholders of record of the Trust.

Quorum and Voting

Who is entitled to vote?

Shareholders of record of the Trust at the close of business on June 16, 2015 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, the Trust had 2,012,659,228.600 shares issued and outstanding. Each shareholder is entitled to the same number of votes as the number of full and fractional shares held by such shareholder. Each share is entitled to one vote.

The shareholders of the Trust are affiliates of the Trust, which is managed by Thrivent Financial for Lutherans (“Thrivent Financial” or the “Adviser”). The shareholders include other mutual funds advised by the Adviser or affiliates of the Adviser. In addition, the general account of Thrivent Financial, which is also an insurance company, is a shareholder of the Trust. The Trust’s shareholders, as participants in a securities lending program sponsored by Thrivent Financial, lend their portfolio securities to borrowers that post cash collateral, which is then invested in the Trust. The Trust also includes assets that are not part of the securities lending program; series of Thrivent Mutual Funds and Thrivent Series Fund, Inc. may sweep their cash balances into the Trust. As of June 16, 2015 the following were significant shareholders of the Trust.

Name	Percent Owned
Thrivent Income Portfolio	5.80%
Thrivent Large Cap Stock Fund	7.70%
Thrivent Mid Cap Stock Fund	5.12%
Thrivent Partner Worldwide Allocation Portfolio	5.08%
Thrivent Moderate Allocation Portfolio	5.13%

How Can I Vote?

You may vote by mail, but you are also invited to attend the Special Meeting and vote in person. To vote by mail, date and sign the enclosed proxy card and return it to Thrivent Financial, c/o Jane Sholtz, 625 Fourth Avenue South, Minneapolis, Minnesota 55415.

You may revoke your voting instructions at any time prior to their use by:

•	giving written notice of revocation to an officer of the Trust,

•	returning to an officer of the Trust a properly executed, later dated voting instruction form, or

•	attending the Special Meeting, requesting return of any previously delivered voting instructions and voting in person.

Attendance and voting at the Special Meeting will not by itself constitute a revocation of voting instructions. Shares represented by the signed voting instructions received by the Board in time for voting that are not revoked will be voted in accordance with the instructions noted on the signed proxy card. Unless instructions to the contrary are marked on the proxy card, the shares represented by the proxy card will be voted FOR all the proposals. The proxy card grants discretion to the persons named thereon, as proxies, to take such further action as they determine appropriate in connection with any other matter which may properly come before the Special Meeting or any adjournments. The Board does not currently know of any matter to be considered at the Special Meeting other than the matters set forth in the Notice of Special Meeting of Shareholders.

What is the requirement for a quorum?

For purposes of considering the election of Trustees (the “Proposal”), one-third of the aggregate number of shares of the Trust entitled to vote at the Special Meeting and represented in person or by proxy constitutes a quorum.

What is the voting requirement to pass each Proposal?

A plurality of the votes cast in person or by proxy at the Special Meeting at which a quorum is present will be required for the election of Trustees.

How are voting instructions being solicited?

Officers of the Trust and employees of the Adviser may solicit voting instructions personally or by telephone or other electronic means. Should the proposal not be approved by shareholders, the Board will discuss alternatives with the Adviser.

Additional Information about the Trust

The financial statements of the Trust for the fiscal year ended October 31, 2014 are included in the Trust’s annual reports. The Trust will provide you with a copy of an annual or semiannual report without charge. You may obtain a copy of these reports by writing to Thrivent Cash Management Trust, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 or by calling toll-free (800) 847-4836.

PROPOSAL

Election of Trustees

Background

The Board is responsible for supervising the management of the Trust. The 1940 Act and rules adopted under the 1940 Act contain provisions requiring that certain percentages of a mutual fund’s board of trustees consist of individuals who are independent of the mutual fund within the meaning of Section 2(a)(19) of the 1940 Act. Current regulations applicable to the Trust require that a majority of the Trust’s Board consist of “Independent Trustees.”

In addition, as a general matter, no individual may serve as a trustee unless that individual was elected as a trustee by the outstanding voting securities of a mutual fund. Vacancies occurring, however, between shareholder meetings may be filled in any otherwise legal manner if, immediately after filling any such vacancy, at least two-thirds of the trustees then holding office shall have been elected to such office by the holders of the outstanding voting securities at a shareholder meeting (the “two-thirds rule”).

The Board currently consists of nine persons, eight of whom are Independent Trustees. Six of the nine incumbent Trustees, (Richard L. Gady, Russell W. Swansen, Richard A. Hauser, Paul R. Laubscher, Douglas D. Sims and Constance L. Souders) have been elected by shareholders at a past shareholder meeting. Between the years 2009 and 2011, four Independent Trustees retired. Three incumbent Trustees are scheduled to retire at the end of 2016. However, the currently sitting Trustees, because of requirements of the 1940 Act, cannot appoint any additional Trustees. These Trustees, however, believe that the addition of new Trustees would benefit the Trust and its shareholders.

Reasons for the Proposal

This proposal serves two purposes. First, the Board believes that the Trust and its shareholders would benefit from the expertise of the new Trustee nominee, Mr. Royal, who would be a valuable addition to the Board. Mr. Royal has significant investment management experience and would be able to provide meaningful oversight of the Trust’s operations and the investment manager’s efforts to navigate the complexities of today’s financial markets and the evolution of the Trust’s business. His qualifications and the qualifications of the other nominees are discussed below.

In addition, the election by shareholders of all Trustees at this time will allow the Board to appoint new Trustees, if the need were to arise, and comply with the regulatory requirements of the 1940 Act (i.e., the two-thirds rule).

The Trustee nominees include the nine incumbent Trustees (Ms. Case, Mr. Gady, Mr. Hauser, Mr. Joseph, Mr. Laubscher, Mr. Nussle, Mr. Sims, Ms. Souders and

Mr. Swansen) and one non-incumbent nominee, (Mr. Royal). At a meeting held on May 20, 2015, the Board recommended and nominated these individuals to serve as Trustees to the Trust, pending shareholder approval.

If these ten nominees were to be elected, eight of the ten Trustees would be Independent Trustees. Mr. Swansen and Mr. Royal, through their position with Thrivent Financial, the Trust’s investment adviser, would be interested Trustees. The Board believes that this percentage of Independent Trustees to total Trustees (80%) is appropriate for effective oversight of the Trust. It is important to note that the Chair of the Board, Mr. Hauser, is an Independent Trustee.

All shares represented by valid proxy cards will be voted in favor of the election of the nominees, unless authority to vote therefor is withheld. The nominees named have agreed to serve as Trustees if elected. If for any reason, any of the nominees should not be available for election as contemplated, the proxies named in the proxy card may, unless otherwise limited, vote the shares represented thereby to elect such substitute nominees, if any, as may be designated by the Board, subject to the applicable provisions of the 1940 Act. This election will help assure continued compliance with 1940 Act provisions regarding the election of Trustees. Background information on all of the nominees is provided below.

Nominees

Independent Trustees1

Name, Address and Year of Birth	Position with Trust and Length of Service (2)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During Past 5 Years	Other Directorships Held Currently and within Past Five Years
Janice B. Case 625 Fourth Avenue South Minneapolis, MN (1952)	Trustee since 2011	60	Retired	Independent Trustee of North American Electric Reliability Corporation (the electric reliability organization (“ERO”) for North America) since 2008.

Richard L. Gady 625 Fourth Avenue South Minneapolis, MN (1943)	Trustee since 2004	60	Retired	None

Name, Address and Year of Birth	Position with Trust and Length of Service (2)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During Past 5 Years	Other Directorships Held Currently and within Past Five Years
Richard A. Hauser 625 Fourth Avenue South Minneapolis, MN (1943)	Trustee since 2004	60	Vice President and Assistant General Counsel, The Boeing Company since 2007.	None

Marc S. Joseph 625 Fourth Avenue South Minneapolis, MN (1960)	Trustee since 2011	60	Managing Director of Granite Ridge LLP (consulting and advisory firm) since 2009; Managing Director of Triangle Crest (private investing and consulting firm) since 2004.	None

Paul R. Laubscher 625 Fourth Avenue South Minneapolis, MN (1956)	Trustee since 2009	60	Portfolio Manager for U.S. private real estate portfolios of IBM Retirement Funds since 1989.	None

James A. Nussle 625 Fourth Avenue South Minneapolis, MN (1960)	Trustee since 2011	60	President and Chief Executive Officer of Credit Union National Association since September 2014; President and Chief Operating Officer of Growth Energy (trade association) from 2010 through August 2014; Advisory Board member of AVISTA Capital Partners (private equity firm) since 2010; Contributor on CNBC (media) since 2010; CEO of The Nussle Group LLC (consulting firm) since 2009.	Currently, Advisory Board member of AVISTA Capital Partners and Director of PRA Group, Inc. (PRAA)

Name, Address and Year of Birth	Position with Trust and Length of Service (2)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During Past 5 Years	Other Directorships Held Currently and within Past Five Years
Douglas D. Sims 625 Fourth Avenue South Minneapolis, MN (1946)	Trustee since 2006	60	Retired	Currently, Director of Keystone Science School. Previously, Director of the Center for Corporate Excellence

Constance L. Souders 625 Fourth Avenue South Minneapolis, MN (1950)	Trustee since 2007	60	Retired	None

Interested Trustees3

Russell W. Swansen 625 Fourth Avenue South Minneapolis, MN (1957)	Chief Investment Officer since 2015; Trustee since 2009	60	Senior Vice President, Chief Investment Officer, Thrivent Financial since 2003	Currently, Director of Twin Bridge Capital Partners, Invenshure LLC, Children’s Cancer Research Fund, and Intellectual Takeout.

David S. Royal 625 Fourth Avenue South Minneapolis, MN (1971)	President since 2015	60	President, Thrivent Mutual Funds, Thrivent Financial since 2015; Vice President and Deputy General Counsel from 2006 to 2015; Interim Investment Company and Investment Chief Compliance Officer from May 2010 until December 2010.	Currently, Fairview Hospital Foundation

(1)	The Trustees, other than Mr. Swansen and Mr. Royal, are not “interested persons” of the Trust and are referred to as “Independent Trustees.”
(2)	Each Trustee generally serves an indefinite term until her or his successor is duly elected and qualified.
(3)	“Interested person” of the Trust as defined in the 1940 Act by virtue of a position with Thrivent Financial. Mr. Swansen and Mr. Royal are considered an interested persons because of their occupations with Thrivent Asset Management, LLC and Thrivent Financial.

Qualifications of the Nominees

Each nominee was nominated to join the Board based on a variety of factors, none of which, by itself, was a controlling factor. The Board has concluded, based on each nominee’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of other nominees, that each nominee is qualified to serve as a Trustee of the Trust. Among the attributes common to all the nominees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees (in the case of the individuals that currently serve as Trustees), Thrivent Financial, counsel, the independent registered public accounting firm and other service providers, and to exercise effective business judgment in the performance of their duties as Trustees. A nominee’s ability to perform his or her duties effectively may have been attained through the nominee’s business, consulting and/or public service positions, and through experience from service as a Trustee on the Board of the Trust, other mutual funds, public companies, non-profit entities or other organizations. Each nominee’s ability to perform his or her duties effectively also has been enhanced by his or her educational background or professional training, and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each nominee. As used in this Proxy Statement, the Trust, Thrivent Mutual Funds, and Thrivent Series Fund, Inc. constitute the “Fund Complex.”

Independent Trustee Nominees

Janice B. Case. Ms. Case has served as a Director on the Board of the Fund Complex since 2011 and as Chair of the Governance and Nominating Committee since 2012. She has nearly 40 years of experience in the electric utilities industry, including ten years as an executive officer of a Florida-based electric utility and holding company. Since leaving full-time corporate employment, Ms. Case gained mutual fund industry experience as a former director on the board of another fund complex. While a director on that board, she served on board committees, including as chair of the compensation and proxy voting committees, and as a member of the governance/nominating, contract review and audit committees. Ms. Case has also served as a director on several public corporate and non-profit boards.

Richard L. Gady. Mr. Gady has served as a Director on the Board of the Fund Complex since 1987. He has experience as an executive officer and economist for a large public company in the agribusiness. Mr. Gady also has experience as a director as a former board member of the International Agricultural Marketing Association, the MOSAIC in Axtell and the Omaha Hearing School, and as an advisor to the USDA and USTR for agricultural trade policy.

Richard A. Hauser. Mr. Hauser has served as a Director on the Board of the Fund Complex since 2004, as Chair of the Board since 2012 and as Chair of the Ethics and Compliance Committee from 2005 through 2011. He is a licensed attorney and is currently Vice President and Assistant General Counsel for a large publicly traded aerospace company. Mr. Hauser was formerly a partner in a large national law firm and has held senior positions in government, including as deputy White House counsel to President Ronald Reagan and as general counsel for the U.S. Department of Housing and Urban Development. He has experience as a director as a former board member and chairman of The Luther Institute and the Pennsylvania Avenue Development Corporation and a former director on the board of Lutheran Brotherhood, the Washington Hospital Center and a public healthcare-related company.

Marc S. Joseph. Mr. Joseph has served as a Director on the Board of the Fund Complex since 2011 and as Chair of the Ethics and Compliance Committee since 2012. He has more than 20 years of experience in the investment industry, including over five years as a portfolio manager for mutual funds and institutional accounts and three years as a chief investment officer. Mr. Joseph is the co-founder of a consulting and advisory firm registered with the Financial Conduct Authority, the regulator of financial service providers in the United Kingdom. As the founder and Managing Director of another private investing and consulting company, he has provided services as a mediator or arbitrator for cases involving disputes with broker-dealers.

Paul R. Laubscher. Mr. Laubscher has served as a Director on the Board of the Fund Complex since 2009 and as Chair of the Investment Committee since 2010. He is a holder of the Chartered Financial Analyst designation and has over 25 years of experience as a portfolio manager. Mr. Laubscher has served as a senior investment manager of the retirement fund of a large public technology company since 1997.

James A. Nussle. Mr. Nussle has served as a Director on the Board of the Fund Complex since 2011. He has more than 20 years of public service experience, including serving as a Representative from Iowa in the House of Representatives from 1991 through 2007 and as Director of the U.S. Office of Management and Budget. Mr. Nussle is a founding member, president and chief executive officer of the Nussle Group, a public affairs media and strategic consulting firm, and he also serves as an executive officer of a trade association of renewable energy companies. Mr. Nussle has gained experience as a director on the advisory board of a private equity firm and on the board of several non-profit organizations.

Douglas D. Sims. Mr. Sims has served as a Director on the Board of the Fund Complex since 2006 and as Chair of the Audit Committee since 2009. Mr. Sims has over 37 years of experience in the financial services industry, including experience gained as the former chief executive officer of CoBank, a cooperative bank that provided financing to agribusinesses and rural-based customers. He has experience as a director as a former board member and chairman of the Federal Farm Credit Banks Funding Corporation.

Constance L. Souders. Ms. Souders has served as a Director on the Board of the Fund Complex since 2007 and as Chair of the Contracts Committee since 2010. She also serves as the Audit Committee financial expert. Ms. Souders has over 20 years of experience in the mutual fund industry, including eight years as the former Treasurer of a mutual fund complex and registered investment adviser and the Financial and Operations General Securities Principal of a mutual fund distributor.

Interested Trustee Nominees

David S. Royal. Mr. Royal has nearly 18 years of experience advising and working for mutual fund complexes. He is currently the President of the Fund Complex. Prior to his current position, Mr. Royal was Deputy General Counsel for Thrivent Financial and the Secretary and Chief Legal Officer of the Fund Complex. Before joining Thrivent, Mr. Royal was a partner at an international law firm based in Chicago. Mr. Royal teaches a course at a law school about the investment management industry. He also serves on the board of directors of a non-profit organization and is currently the Vice Chair.

Russell W. Swansen. Mr. Swansen has served as a Director on the Board of the Fund Complex since 2009. He has over 30 years of investment management experience and has served as Senior Vice President and Chief Investment Officer of Thrivent Financial since 2003. Mr. Swansen has executive and business experience as a former managing director of an investment bank and as a former president of another registered investment adviser. He has experience as a director on the board of several companies (both public and private) and non-profit organizations.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Trust rests with the Board of Trustees. The Board has engaged Thrivent Financial to manage the Trust on a day-to-day basis. The Board is responsible for overseeing Thrivent Financial and other service providers in the operation of the Trust in accordance with the provisions of the 1940 Act, applicable provisions of Massachusetts law, other applicable laws and the Trust’s charter. The Board conducts regular quarterly meetings. In addition, the Board holds special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have engaged independent legal counsel and an industry consultant to assist them in performance of their oversight responsibilities. The Board met five times during the last fiscal year. Each Trustee attended at least 75% of the total number of meetings of the Board of Trustees held during the fiscal year ended October 31, 2014, and, if a member, at least 75% of the total number of meetings of the Committees held during the same period for which he or she served.

The Board has appointed an Independent Trustee to serve in the role of Chairperson. The Chairperson’s role is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chairperson may also perform such other functions as may be delegated by the Board from time to time. Except for duties specified herein or pursuant to the Trust’s charter documents, the designation of Chairperson does not impose on such Independent Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board generally. The Board has established five standing committees (described in more detail below) to assist the Board in the oversight and direction of the business and affairs of the Trust, and from time to time may establish informal working groups to review and address the policies and practices of the Trust with respect to certain specified matters. The Board believes that the Board’s current leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees of the Trustees and the full Board in a manner that enhances effective oversight. The leadership structure of the Board may be changed at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.

The Trust is subject to a number of risks, including investment, compliance, operational, and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of

Thrivent Financial and other service providers (depending on the nature of the risk), which carry out the Trust’s investment management and business affairs. Each of Thrivent Financial and other service providers have their own, independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources and controls.

Risk oversight forms part of the Board’s general oversight of the Trust and is addressed as part of various Board and committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Trust or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a committee, interacts with and reviews reports from, among others, Thrivent Financial, the Chief Compliance Officer of the Trust, the independent registered public accounting firm for the Trust, and internal auditors for Thrivent Financial, as appropriate, regarding risks faced by the Trust, and Thrivent Financial’s risk functions.

The Audit Committee of the Board, which is composed of all Independent Trustees, oversees management of financial risks and controls. The primary responsibilities of the Audit Committee include, as set forth in its charter, recommending the engagement or retention of the Trust’s independent accountants, reviewing with the independent accountants the plan and the results of the auditing engagement, approving professional services, including permitted non-audit services, provided by the independent accountants prior to the performance of such services, considering the range of audit and non-audit fees, reviewing the independence of the independent accountants, reviewing the scope and results of procedures of internal auditing, and reviewing the system of internal accounting control. The head of business risk management, which functions as the Adviser’s internal audit group, meets with the Audit Committee and provides reports to the Committee in writing and in person on an as-needed basis (but at least annually). Although the Audit Committee is responsible for overseeing the management of financial risks, the entire Board is regularly informed of these risks through Committee reports. This Committee met seven times during the last fiscal year.

As set forth in is charter, the Ethics and Compliance Committee of the Board, which is composed of all Independent Trustees, monitors ethical risks and oversees the legal and regulatory compliance matters of the Trust. The head of business risk management meets with the Ethics and Compliance Committee and provides reports to the Committee in writing and in person on an as-needed basis (but at least annually). In addition, the Trust’s Anti-Money

Laundering Officer meets with the Ethics and Compliance Committee and provides reports to the Committee in writing and in person on a regular basis. The Anti-Money Laundering Officer’s reports relate to privacy, business continuity and anti-money laundering concerns. Although the Ethics and Compliance Committee is responsible for overseeing ethical and compliance risks, the entire Board is regularly informed of these risks through Committee reports. This Committee met five times during the last fiscal year.

As set forth in is charter, the Investment Committee of the Board, which is composed of all Independent Trustees, assists the Board of Trustees in its oversight of the investment performance of the Trust; the Trust’s consistency with its investment objectives and styles; and management’s selection of benchmarks, peer groups and other performance measures for the Trust. In addition, the Committee assists the Board in its review of investment-related aspects of management’s proposals. Although the Investment Committee is responsible for oversight of investment risks, the entire Board will be regularly informed of these risks through Committee reports. This Committee met five times during the last fiscal year.

As set forth in is charter, the Contracts Committee, which is comprised of all of the Independent Trustees, assists the Board of Trustees in fulfilling its duties with respect to the review and approval of contracts between the Trust and other entities, including entering into new contracts and the renewal of existing contracts. The Contracts Committee considers investment advisory, distribution, transfer agency, administrative service and custodial contracts, and such other contracts as the Board of Trustees deems necessary or appropriate for the continuation of operations of the Trust. The Contracts Committee met seven times during the last fiscal year.

As set forth in is charter, the Governance and Nominating Committee assists the Board of Trustees in fulfilling its duties with respect to the governance of the Trust, including recommendations regarding evaluation of the Board of Trustees, compensation of the Trustees and composition of the committees and the Board’s membership. The Governance and Nominating Committee makes recommendations regarding nominations for Trustees and will consider nominees suggested by shareholders sent to the attention of the President of the Trust. The Governance and Nominating Committee met five times during the last fiscal year.

The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Trust’s compliance program and reports to the Board regarding compliance matters for the Trust and its principal service providers. In addition, as part of the Board’s annual review of the Trust’s advisory and other service provider agreements, the Board considers risk management aspects of these entities’ operations and the functions for which they are responsible. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

The Trust’s charter documents do not set forth any specific qualifications to serve as a Trustee. The charter of the Governance and Nominating Committee also does not set forth any specific qualification. The Governance and Nominating Committee does not have a formal process for identifying nominees, including any nominees recommended by shareholders. Instead, it follows the process it deems appropriate under the circumstances. The qualifications that the Committee takes into consideration include, but are not limited to, experience on other boards, occupation, business experience, education, knowledge regarding investment matters, and other matters related to the Trust and Trust oversight, support for the Thrivent mission, personal integrity, reputation and willingness to devote time to serve as a Trustee. The Committee considers diversity, including, but not limited to, diversity in experience, expertise, background and personal attributes. No one factor is controlling, either with respect to the group or any individual.

Executive Officers

The following information relates to executive officers of the Trust. The officers are appointed by the Board and serve at the discretion of the Board until their successors are duly appointed and qualified. The officers receive no compensation from the Trust but receive compensation in their capacities as officers or employees of Thrivent Financial or its affiliates.

Name, Address, and Age	Position(s) Held With Trust and Length of Service[1]	Principal Occupation(s) During Past 5 Years
David S. Royal 625 Fourth Avenue South Minneapolis, MN (1971)	President since 2015	Vice President, Mutual Funds, Thrivent Financial since 2015; Vice President and Deputy General Counsel from 2006 to 2015; Interim Investment Company and Investment Adviser Chief Compliance Officer from May 2010 until December 2010

Name, Address, and Age	Position(s) Held With Trust and Length of Service[1]	Principal Occupation(s) During Past 5 Years
Russell W. Swansen 625 Fourth Avenue South Minneapolis, MN (1957)	Chief Investment Officer since 2015; Trustee since 2009	Senior Vice President and Chief Investment Officer, Thrivent Financial since 2003

Gerard V. Vaillancourt 625 Fourth Avenue South Minneapolis, MN (1967)	Treasurer and Principal Accounting Officer since 2005	Vice President, Mutual Fund Accounting since 2006

Michael W. Kremenak 625 Fourth Avenue South Minneapolis, MN (1978)	Secretary and Chief Legal Officer since 2015	Senior Counsel, Thrivent Financial since 2013; Vice President and Assistant General Counsel at Nuveen Investments from 2011 to 2013; Attorney at FAF Advisors from 2009 to 2010

Ted S. Dryden 625 Fourth Avenue South Minneapolis, MN (1965)	Chief Compliance Officer since 2010	Investment Company and Investment Adviser Chief Compliance Officer, Thrivent Financial since December 2010; Chief Compliance Officer, OptumHealth Financial Services from 2009 to 2010; Vice President, Asset Management Compliance, Ameriprise Financial from 2006 to 2009

Janice M. Guimond 625 Fourth Avenue South Minneapolis, MN (1964)	Vice President since 2005	Vice President, Investment Operations, Thrivent Financial since 2004

Mark D. Anema 625 Fourth Avenue South Minneapolis, MN (1961)	Vice President since 2012	Vice President, New Product Management and Development, Thrivent Financial since 2007

Kathryn A. Stelter 625 Fourth Avenue South Minneapolis, MN (1962)	Vice President since 2015	Director, Mutual Fund Operations, Thrivent Financial since 2014; Director, Mutual Fund Operations at Hartford Funds from 2006 to 2014

Name, Address, and Age	Position(s) Held With Trust and Length of Service[1]	Principal Occupation(s) During Past 5 Years
Kathleen M. Koelling 4321 North Ballard Road Appleton, WI (1977)	Anti-Money Laundering Officer since 2011	Privacy and Anti-Money Laundering Officer, Thrivent Financial since 2011; Senior Counsel, Thrivent Financial since 2002

James M. Odland 625 Fourth Avenue South Minneapolis, MN (1955)	Assistant Secretary since 2006	Vice President, Managing Counsel, Thrivent Financial since 2005

Todd J. Kelly 4321 North Ballard Road Appleton, WI (1969)	Assistant Treasurer since 1999	Director, Fund Accounting Operations, Thrivent Financial since 2002

Sarah L. Bergstrom 625 Fourth Avenue South Minneapolis, MN (1977)	Assistant Treasurer since 2007	Director, Fund Accounting Administration, Thrivent Financial since 2007

(1)	Officers generally serve at the discretion of the board until their successors are duly appointed and qualified.

Beneficial Interest in the Trust by Trustees

The following tables provide information, as of December 31, 2014, regarding the dollar range of beneficial ownership by each Trustee in the Trust. The dollar range shown in the third column reflects the aggregate amount of each Trustee’s beneficial ownership in all registered investment companies, not including ownership through deferred compensation, within the investment company complex that are (or would be, if elected) overseen by the Trustee. For Independent Trustees only, the last column sets forth the dollar range of each Trustee’s deferred compensation, which is effectively invested in the Thrivent Mutual Funds and allocated among individual Funds as determined by the Trustee. For more information on the deferred compensation plan and for the aggregate amount of each Trustee’s deferred compensation, see “Compensation of Trustees” below.

Independent Trustees

Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Family of Investment Companies	Dollar Range through Deferred Compensation in the Family of Investment Companies

Janice B. Case	None	Over $100,000	None

Richard L. Gady	None	Over $100,000	Over $100,000

Richard A. Hauser	None	Over $100,000	Over $100,000

Marc S. Joseph	None	$10,001-$50,000	Over $100,000

Paul R. Laubscher	None	None	Over $100,000

James A. Nussle	None	Over $100,000	None

Douglas D. Sims	None	None	Over $100,000

Constance L. Souders	None	None	Over $100,000

Interested Trustees

Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Family of Investment Companies

Russell W. Swansen	None	Over $100,000

David S. Royal	None	Over $100,000

Material Transactions with Independent Trustees

No Independent Trustee of the Trust or any immediate family member of an Independent Trustee has had, during the two most recently completed calendar years, a direct or indirect interest in the investment adviser or in any person directly or indirectly controlling, controlled by or under common control with the investment adviser exceeding $120,000. In addition, no Independent Trustee of the Trust or any of their immediate family members has had, during the two most recently completed calendar years, a direct or indirect material interest in any transaction or series of similar transactions in which the amount involved exceeds $120,000 and to which one of the parties was the Trust; an officer of the Trust; an investment company or an officer of any investment company having the same investment adviser as the Trust as its investment adviser or principal underwriter or having an investment adviser that directly or indirectly controls, is controlled by or under common control with the investment adviser of the Trust; the Trust investment adviser or principal underwriter; an officer of the Trust investment adviser or principal underwriter; or a person or an officer of a person directly or indirectly controlling, controlled by or under common control with the investment adviser of the Trust (an “Associated Person”). No Independent Trustee of the Trust or a member of the immediate family of an Independent Trustee (other than as described in the following paragraph) has had, in the two most recently completed calendar years, a direct or indirect relationship with any Associated Person involving an amount in excess of $120,000 and which involved: payments for property or services to or from any Associated Person; provision of legal services to any Associated Person; provision of investment banking services to any Associated Person, other than as a participating underwriter in a syndicate; or, any consulting or other relationship that is substantially similar in nature and scope to these types of relationships.

Compensation of Trustees

The following table provides the amounts of compensation paid to the Trustees and Trustee nominees either directly or in the form of payments made into a deferred compensation plan for the fiscal year ended October 31, 2014:

Name	Aggregate Compensation from Trust	Total Compensation Paid by Trust and Fund Complex[1]
Interested Trustees:
Russell W. Swansen	$0	$0
David S. Royal	$0	$0

Independent Trustees:
Janice B. Case	$688	$165,000
Richard L. Gady (1)	$642	$154,000
Richard A. Hauser (1)	$875	$210,000
Marc S. Joseph	$688	$165,000
Paul R. Laubscher (1)	$729	$175,000
James A. Nussle	$646	$155,000
Douglas D. Sims (1)	$725	$174,000
Constance L. Souders (1)	$813	$195,000

(1)	The Trust has adopted a deferred compensation plan for the benefit of the Independent Trustees of the Trust who wish to defer receipt of a percentage of eligible compensation which they otherwise are entitled to receive from the Trust. Compensation deferred is effectively invested in the Thrivent Mutual Funds, the allocation of which is determined by the individual Trustee. The Trustees participating in the deferred compensation plan do not actually own shares of the Thrivent Mutual Funds through the plan, since deferred compensation is a general liability of the Thrivent Mutual Funds. However, a Trustee’s return on compensation deferred is economically equivalent to an investment in the applicable series of the Thrivent Mutual Funds. As of December 31, 2014, the total amount of deferred compensation payable to Mr. Gady was $1,196,865; the total amount of deferred compensation payable to Mr. Hauser was $863,916; the total amount of deferred compensation payable to Mr. Laubscher was $192,899; the total amount of deferred compensation payable to Mr. Sims was $1,476,367; the total amount of deferred compensation payable to Ms. Souders was $190,775; and the total amount of deferred compensation payable to Mr. Joseph was $174,688.

Shareholder Communications

Shareholders may contact the Board, or any individual Trustee, by sending a letter to:

Board of Trustees

Thrivent Cash Management Trust

625 Fourth Avenue South

Minneapolis, MN 55415

Independent Accountants

The Trust has retained PricewaterhouseCoopers LLP (“PwC”) as its independent public accountants for the fiscal year ending October 31, 2015. Representatives of PwC are not expected to be present at the Special Meeting but are expected to be available by telephone should the need for consultation arise. Representatives of PwC shall have the opportunity to make a statement at the Special Meeting if they so desire.

The following table presents the aggregate fees billed to the Trust for the fiscal years ended October 31, 2014 and October 31, 2013 by PwC for professional services rendered for the audit of the annual financial statements of the Trust and fees billed for other services rendered by PwC during those periods.

Fiscal Years Ended	10/31/13	10/31/14
Audit Fees	$14,400	$15,120
Audit-Related Fees(1)	$398	$0
Tax Fees(2)	$5,130	$5,386
All Other Fees(3)	$6,450	$3,600

Total	$26,378	$24,106

(1)	Audit-related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit of financial statements and are not reported under the category of audit fees.

(2)	Tax fees consist of the aggregate fees billed for professional services rendered by the principal accountant relating to tax compliance, tax advice, and tax planning and specifically include fees for tax return preparation.

(3)	All other fees consist of the aggregate fees billed for products and services provided by the principal accountant other than audit, audit-related, and tax services.

The Trust’s audit committee charter provides that the audit committee (comprised of the Independent Trustees of the Trust) is responsible for pre-approval of all auditing services performed for the Trust. The audit committee also is responsible for pre-approval (subject to certain de minimis exceptions for non-audit services described in applicable regulations) of all non-auditing services performed for the Trust or an affiliate of the Trust. In addition, the Trust’s audit committee charter permits a designated member of the audit committee to pre-approve, between committee meetings, one or more audit or non-audit service projects, subject to an expense limit and notification to the audit committee at the next committee meeting. The Trust’s audit committee pre-approved all fees described above that PwC billed to the Trust.

Less than 50% of the hours billed by PwC for auditing services to the Trust for the last fiscal year was for work performed by persons other than full-time permanent employees of PwC. In addition, the Trust’s Audit Committee has considered the non-audit services provided to the Trust, the Trust’s investment adviser and their affiliates and determined that these services do not compromise PwC’s independence.

Required Vote

A plurality of the total votes cast in person or by proxy at the Special Meeting at which a quorum is present is required for the election of each Trustee.

Recommended Shareholder Action

The Board unanimously recommends that shareholders vote FOR all nominees in the Proposal. If the Proposal is not adopted, the Board will continue to consist of the existing Trustees of the Trust.

OTHER INFORMATION

Other Matters to Come Before the Special Meeting

The Board does not know of any matters to be considered at the Special Meeting other than those described above. If any other matters are properly brought before the Special Meeting, the proxies identified on the voting instruction form intend to vote Trust shares on such matters in accordance with their best judgment.

In the event that sufficient votes to approve a Proposal are not received at the Special Meeting, proxies (including abstentions and broker non-votes) will be voted in favor of one or more adjournments of the Special Meeting to permit further solicitation of proxies on such Proposal, provided that the Board determines that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors.

No Annual Meetings of Shareholders

There will be no annual or further special meetings of shareholders of the Trust unless required by applicable law or called by the Board in its discretion. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the Trust, 625 Fourth Avenue South, Minneapolis, Minnesota 55415. Shareholder proposals should be received in a reasonable time before the solicitation is made.

Whether or not you plan to attend this special meeting, please fill in, date and sign the proxy card and return it promptly in the enclosed envelope. No postage is necessary if the proxy card is mailed within the United States. Alternatively, you may vote by telephone or the Internet by using the telephone number or website address on the enclosed proxy card.

July 10, 2015

Date of Proxy Statement

PROXY	THRIVENT CASH MANAGEMENT TRUST	PROXY

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 14, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THRIVENT CASH MANAGEMENT TRUST

The undersigned hereby appoints David S. Royal, Michael W. Kremenak and James M. Odland, or any of them, with the right of substitution, proxies of the undersigned at the special meeting of shareholders of Thrivent Cash Management Trust (the “Trust”), to be held at the Thrivent Financial building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 on August 14, 2015 at 9:45 a.m. Central Time, or at any postponements or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote in their discretion upon any matters which may properly be acted upon at this Meeting and specifically as indicated on the reverse side of this proxy card. Please refer to the proxy statement for a discussion of these matters.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement, which describes the matters to be considered and voted on.

This proxy will be voted as instructed. If no specification is made for a proposal, the proxy will be voted “FOR” the proposals. The Proxies are authorized in their discretion to vote upon such other matters as may come before the Meeting or any adjournments or postponements thereof.

NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY. IF YOU ARE SIGNING ON BEHALF OF AN ESTATE, TRUST OR CORPORATION, PLEASE STATE YOUR TITLE OR CAPACITY.
Signature
Signature of joint owner, if any
Date

VOTE BY MAIL

Vote, sign and date this Proxy Card and return to Thrivent Financial

OR

VOTE IN PERSON

Attend Shareholder Meeting at 625 Fourth Avenue South, Minneapolis, MN 55415 on August 14, 2015

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF TRUSTEES. YOUR VOTE IS IMPORTANT

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

1.	To elect Trustees of the Trust.

				FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
01. Russell W. Swansen	02. David S. Royal	03. Janice B. Case	04. Richard L. Gady
05. Richard A. Hauser	06. Marc S. Joseph	07. Paul R. Laubscher	08. James A. Nussle	☐	☐	☐
09. Douglas D. Sims	10. Constance L. Souders

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT”

and write the nominee’s number on the line below.

2.	To consider and act upon any matter related to the foregoing and to transact other business that may properly come before the Special Meeting and all adjournments.

WE URGE YOU TO VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY